UMH PROPERTIES, INC.

Juniper Business Plaza, 3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

June 27, 2006

Notice is hereby given that the Annual Meeting of Shareholders (Annual Meeting) of UMH Properties, Inc. (the Company) will be held Tuesday, June 27, 2006, at 4:00 p.m. at the offices of the Company at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey, for the following purposes:

1.

To elect three Directors, the names of whom are set forth in the accompanying Proxy Statement, to serve for a three-year term;

2.

To approve the selection by the Board of Directors of the appointment of Reznick Group, P.C. as Independent Auditors for the Company for the year ending December 31, 2006; and

3.

To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

The books containing the minutes of the last Annual Meeting of Shareholders, and the minutes of all meetings of the Directors since the last Annual Meeting of Shareholders, will be presented at the Annual Meeting for the inspection of the shareholders.  Only shareholders of record at the close of business on May 12, 2006 will be entitled to vote at the Annual Meeting and at any adjournments thereof.

IF YOU ARE UNABLE TO BE PRESENT IN PERSON, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE  BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ ELIZABETH CHIARELLA

ELIZABETH CHIARELLA

SECRETARY

May 26, 2006

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, New Jersey 07728

__________

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 27, 2006

__________

SOLICITATION AND REVOCATION OF PROXIES

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UMH Properties, Inc. (the Company) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on June 27, 2006, and at any adjournments thereof, for the purposes listed in the preceding Notice of Annual Meeting of Shareholders.  This Proxy Statement and the accompanying Proxy card are being distributed on or about May 26, 2006 to shareholders of record on May 12, 2006.

A copy of the Annual Report, including financial statements, is being mailed herewith.

Any shareholder giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person.  Shares represented by properly executed proxies will be voted as specified thereon by the shareholder.  Unless the shareholder specifies otherwise, such proxies will be voted FOR the proposals set forth in the Notice of Annual Meeting.

The cost of preparing, assembling and mailing this Proxy Statement and form of proxy, and the cost of soliciting the proxies related to the Annual Meeting will be borne by the Company.  The Company does not intend to solicit proxies otherwise than by use of the mail, but certain officers and regular employees of the Company, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

VOTING RIGHTS

Only holders of the Company’s $.10 par value common stock (Common Stock) of record as of the close of business on May 12, 2006, are entitled to vote at the Annual Meeting.  As of the record date, there were issued and outstanding 10,048,908 shares of Common Stock, each share being entitled to one vote on any matter which may properly come before the Annual Meeting.  Said voting right is non-cumulative.  The holders of a majority of the outstanding shares of Common Stock shall constitute a quorum.  An affirmative vote of a majority of the votes cast by the holders of the Common Stock is required for approval of Proposals 1 and 2.

PROPOSAL 1

ELECTION OF DIRECTORS

Three persons have been nominated by the Nominating Committee to serve on the Board of Directors of the Company.  Your proxy will be voted for the election of the three nominees named in this proxy statement, all of whom are members of the present Board of Directors, to serve for a three-year term, unless you specifically withhold your authority.  All nominees have agreed to serve, if elected, for the new term.  If for any reason any of the nominees becomes unavailable for election, your proxy will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting, or, if no substitute is selected by the Board of Directors, for a motion to reduce the membership of the Board of Directors to the number of the nominees who are available to serve.  In the event the membership of the Board of Directors is reduced, it is anticipated that it would be restored to the original number at the next annual meeting.  In the event a vacancy occurs on the Board of Directors after the Annual Meeting, the Company’s Bylaws provide that any such vacancy will be filled for the unexpired term only by the affirmative vote of a majority of the remaining Directors in office.  The Company has no knowledge that any of the three nominees will become unavailable for election.

The proxies solicited cannot be voted for a greater number of persons than the nominees named.

Anna T. Chew, a nominee for Director, is also a Director of Monmouth Capital Corporation, a publicly-owned affiliate of the Company.  Eugene W. Landy, a nominee for Director, is also a Director of Monmouth Capital Corporation and Monmouth Real Estate Investment Corporation, a publicly-owned affiliate of the Company.  Samuel A. Landy, a nominee for Director, is also a Director of Monmouth Real Estate Investment Corporation.  In addition, the Officers and Directors of the Company may engage in real estate transactions for their own account, which transactions may also be suitable for the Company.  In most respects, the activities of the Company, Monmouth Real Estate Investment Corporation, and Monmouth Capital Corporation are not in conflict, but rather complement each other.  However, the activities of the Officers and Directors of the Company on behalf of the other companies, or for their own account, may on occasion conflict with those of the Company and deprive the Company of favorable opportunities.  It is the opinion of the Officers and Directors of the Company that there have been no conflicting transactions since the beginning of the last fiscal year.

The following table sets forth information regarding the Directors standing for election and the Directors whose terms continue beyond the Annual Meeting:

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

DIRECTORS STANDING FOR ELECTION

Anna T. Chew	47	Vice President and Chief Financial Officer (1995 to present) and Director. Certified Public Accountant. Vice President (2001 to present) and Director (1994 to present) of Monmouth Capital Corporation, an affiliate of the Company; Controller (1991 to 2003), Chief Financial Officer (2003 to present) and Director (1993 to 2004) of Monmouth Real Estate Investment Corporation, an affiliate of the Company.	1995

Eugene W. Landy	72	Chairman of the Board (1995 to present), President (1969 to 1995) and Director. Attorney at Law; President and Director (1961 to present) of Monmouth Capital Corporation, an affiliate of the Company; President and Director (1968 to present) of Monmouth Real Estate Investment Corporation, an affiliate of the Company. Eugene W. Landy is the father of Samuel A. Landy.	1969

Samuel A. Landy	45	President (1995 to present), Vice President (1991 to 1995) and Director. Attorney at Law; Director (1994 to 2004) of Monmouth Capital Corporation, an affiliate of the Company; Director (1989 to present) of Monmouth Real Estate Investment Corporation, an affiliate of the Company. Samuel A. Landy is the son of Eugene W. Landy.	1992

Nominee	Age	Present Position with the Company; Business Experience During Past Five Years; Other Directorships	Director Since

DIRECTORS WHOSE TERMS EXPIRE IN 2007

James E. Mitchell	65	Director. Attorney at Law; General Partner, Mitchell Partners, L.P. (1979 to present); President, Mitchell Capital Management, Inc. (1987 to present).	2001

Robert G. Sampson	80	Director. Director (1963 to present) of Monmouth Capital Corporation, an affiliate of the Company; Director (1968 to 2001) of Monmouth Real Estate Investment Corporation, an affiliate of the Company; General Partner (1983 to present) of Sampco, Ltd., an investment group.	1969

DIRECTORS WHOSE TERMS EXPIRE IN 2008

Richard H. Molke	79	Director. General Partner of Molke Family Limited Partnership (1994 to present).	1986

Eugene Rothenberg	73	Director. Retired physician. Director (2001 to present) of Monmouth Capital Corporation, an affiliate of the Company.	1977

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF DIRECTORS OF EACH OF THE THREE PERSONS STANDING FOR ELECTION NAMED ABOVE

Director Independence

The Company has a Board of Directors consisting of seven members.  The Board of Directors has determined that four members, James E. Mitchell, Richard H. Molke, Eugene Rothenberg and Robert G. Sampson, are independent as defined by the rules of the Securities and Exchange Commission (SEC) and the listing standards of the American Stock Exchange (AMEX).  Three members, Anna T. Chew, Eugene W. Landy, and Samuel A. Landy, are not considered independent directors because of their employment as senior executives of the Company.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors had four meetings during the last fiscal year.  No Director attended fewer than 75% of the meetings.

The Company has a standing Audit Committee, Compensation Committee and Nominating Committee of the Board of Directors.

Audit Committee

The Audit Committee’s responsibilities include reviewing and overseeing financial reporting, policies and procedures and internal controls, retaining the independent auditor, approving the audit fees, and discussing the independent auditors independence.  It also oversees the internal audit function, legal and regulatory compliance and adherence to the Code of Business Conduct and Ethics, establishing procedures for complaints received regarding the Company’s accounting, internal accounting controls and auditing matters.  In addition, the Audit Committee prepares the Audit Committee Report which is included in the Company’s annual proxy statements.    The Audit Committee had four meetings during the fiscal year, including an executive session with the independent auditors, in which management did not attend.

The current members of the Company’s Audit Committee are James E. Mitchell, Richard H. Molke and Eugene Rothenberg.  The Board has determined that each member of the Audit Committee is independent as defined by the rules of the SEC and the listing standards of the AMEX, and that each of them is able to read and understand fundamental financial statements.  The Board has also determined that James E. Mitchell is an “audit committee financial expert” within the meaning of the rules of the SEC and is “financially sophisticated” within the meaning of the rules of the AMEX.

Compensation Committee

The Compensation Committee evaluates the performance of the Chairman of the Board and the President in light of the Company’s goals and objectives, determines the executive officers’ compensation, which includes base salary and bonus, and administers the Company’s 2003 Stock Option Plan.  The Compensation Committee had one meeting during the last fiscal year.  The current members of the Compensation Committee are Richard H. Molke, Eugene Rothenberg, James E. Mitchell and Robert Sampson.  The Board has determined that each member of the Compensation Committee is independent as defined by the rules of the SEC and the listing standards of the AMEX.

Nominating Committee

The Nominating Committee identifies, considers and recommends candidates to serve as members of the Board and makes recommendations regarding the structure and composition of the Board of Directors and Committees.  The Nominating Committee had one meeting during the last fiscal year.  The current members of the Nominating Committee are James E. Mitchell, Richard H. Molke and Eugene Rothenberg.   The Board of Directors has determined that each member of the Nominating Committee is an independent Director as defined by the rules of the SEC and the listing standards of the AMEX.  Our Nominating Committee does not operate under a written charter.

The principal function of the Nominating Committee is to review and select candidates for nomination to the Board of Directors. The Nominating Committee will consider director candidates recommended by the Company's shareholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing, received by the Secretary of the Corporation at least 90 days but not more than 120 days prior to the first anniversary of the date on which the Company mailed its proxy materials for the prior year's annual meeting of shareholders.  Each notice of nomination must set forth (i) the name, age, business address and, if known, residence address of each nominee, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of common stock of the Company which are beneficially owned by each such nominee, and (iv) such other information as required by the SEC pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (Exchange Act).

In connection with the formation of the Nominating Committee, the Company's Board of Directors established certain minimum qualifications for board members, including being at least 21 years old and possessing (1) the ability to read and understand corporate financial statements, (2) relevant business experience and professional skills, (3) high moral character and personal and professional integrity, and (4) the willingness to commit sufficient time to attend to his or her duties and responsibilities as a director of a public corporation. In addition, the Nominating Committee may consider a variety of other qualities and skills, including (i) the ability to exercise independent decision-making, (ii) the absence of conflicts of interest and, (iii) the ability to work effectively with other directors in collectively serving the long-term interests of all shareholders. Nominees must also meet any applicable requirements of SEC regulations, state law, and the Company's articles of incorporation and bylaws.

The Nominating Committee has established a process for identifying and evaluating nominees for director. The Nominating Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Chairman of the Nominating Committee will then initiate the search, seeking input from other directors and senior management, considering nominees previously submitted by shareholders, and, if deemed necessary or appropriate, hiring a search firm. An initial slate of candidates satisfying the specific qualifications, if any, and otherwise qualifying for membership on the Board, will then be identified and presented to the Nominating Committee by the Committee Chairman. The Nominating Committee will then prioritize the candidates and determine if the Nominating Committee members, other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the members of the Nominating Committee and the President will interview the prospective candidate(s). Evaluations and recommendations of the interviewers will be submitted to the Nominating Committee for final evaluation. The Nominating Committee will meet to consider such recommendations and to approve the final candidate. The Nominating Committee will evaluate all nominees for director, including nominees recommended by a stockholder, on the same basis.

To date, there are no third parties being compensated for identifying and evaluating candidates.

Independent Director Meeting

The Company’s independent directors, as defined under the listing standards of the AMEX, have established a policy to meet separately from the other directors in a regularly scheduled executive session at least annually, and at such times as may be deemed appropriate by the Company’s independent directors.  Any independent director may call an executive session of independent directors at any time.

Shareholder Communications

The Company has established procedures for shareholders to communicate with the Board of Directors on a confidential basis.   Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 3499 Route 9 North, Suite 3-C, Freehold, NJ  07728.  The mailing envelope must contain a clear notation indicating that the enclosed mailing is a “Stockholder-Board Communication” or “Stockholder-Director Communication”.  All such letters must identify the author as a stockholder and clearly state whether the intended recipients of the letter are all of the members of the Board or just certain specified individual directors.  The Secretary will make copies of all such letters and circulate them to the directors addressed.  If a stockholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “Confidential”.  The Secretary will then forward such communication, unopened, to the intended recipient.

Code of Conduct

The Company has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees of the Company, including its principal executive officers and principal financial officer.  This code is posted on our website at http://www.umh.com.  During 2004, no violations of the Code of Business Conduct and Ethics were reported nor were any waivers granted.

PROPOSAL 2

APPROVAL OF INDEPENDENT AUDITORS

It is proposed to approve the appointment of Reznick Group, P.C. as Independent Auditors for the purpose of making the annual audit of the books of account of the Company for the year ending December 31, 2006, and shareholder approval of said appointment is requested.  There are no affiliations between the Company and Reznick Group, P.C., its partners, associates or employees, other than its employment as Independent Auditors for the Company.  Reznick Group, P.C. informed the Company that it has no direct or indirect financial interest in the Company.  The Company expects a representative of Reznick Group, P.C. to be present at the Annual Meeting either to make a statement or to respond to appropriate questions.

The approval of the appointment of the Independent Auditors must be by the affirmative vote of a majority of the votes cast at the Annual Meeting.  If the stockholders ratify the appointment, the Audit Committee may still, in its discretion, appoint a different independent public accounting firm at any time during the year 2006 if it concludes that such a change would be in the best interests of the Company.  If the stockholders fail to ratify the appointment, the Audit Committee will reconsider, but not necessarily rescind, the appointment of Reznick Group, P.C.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists information with respect to the beneficial ownership of the Company’s Common Stock (Shares) as of May 12, 2006 by:

•

each person known by the Company to beneficially own more than five percent of the Company’s outstanding Shares;

•

the Company’s directors;

•

the Company’s executive officers; and

•

all of the Company’s executive officers and directors as a group.

Unless otherwise indicated, the person or persons named below have sole voting and investment power and that person’s address is c/o UMH Properties, Inc., Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728.  In determining the number and percentage of shares beneficially owned by each person, Shares that may be acquired by that person under options exercisable within sixty (60) days of May 12, 2006 are deemed beneficially owned by that person and are deemed outstanding for purposes of determining the total number of outstanding shares for that person and are not deemed outstanding for that purpose for all other shareholders.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percentage of Shares Outstanding (2)

Anna T. Chew	119,977(3)	1.19%

Eugene W. Landy	1,007,570 (4)	10.03%

Michael P. Landy	158,937(5)	1.58%

Samuel A. Landy	409,529 (6)	4.03%

James E. Mitchell	170,582 (7)	1.70%

Richard H. Molke	109,656 (8)	1.09%

Eugene D. Rothenberg	82,040 (9)	*

Robert G. Sampson	130,589 (10)	1.30%

Directors and Officers as a group	2,188,880	21.46%

*Less than 1%.

(1)

Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes that the persons named in the table have sole voting and investment power with respect to all Shares listed.

(2)

Based on the number of Shares outstanding on May 12, 2006, which was 10,048,908  Shares.

(3)

Includes (a) 95,977 Shares owned jointly with Ms. Chew’s husband; (b) 7,600 Shares held in Ms. Chew’s 401(k) Plan; and (c) 24,000 Shares issuable upon exercise of stock options.   Excludes 10,000 shares issuable upon exercise of a stock option, which stock option is not exercisable until 7/18/2006.

(4)

Includes (a) 97,179 Shares owned by Mr. Landy’s wife; (b) 172,608 Shares held by Landy Investments, Ltd. for which Mr. Landy has power to vote; (c) 73,212 Shares held in the Landy & Landy Employees’ Profit Sharing Plan of which Mr. Landy is a trustee and has shared voting and dispositive power; (d) 57,561 Shares held in the Landy & Landy Employees’ Pension Plan of which Mr. Landy is a trustee and has shared voting and dispositive power; (e) 65,000 Shares held in the Eugene W. and Gloria Landy Family Foundation, a charitable trust, of which Mr. Landy has shared voting and dispositive power; and (f) 50,000 Shares held in the Eugene W. & Gloria Landy Charitable Lead Annuity Trust.

(5)

Includes (a) 5,965 shares owned by Mr. Landy’s wife, (b) and 25,926 shares in custodial accounts for Mr. Landy’s minor children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote.

(6)

Includes (a) 29,288 Shares owned by Mr. Landy’s wife; (b) 32,789 Shares held in custodial accounts for Mr. Landy’s minor children under the New Jersey Uniform Transfers to Minors Act with respect to which he disclaims any beneficial interest but he has sole dispositive and voting power; (c) 6,221 Shares in the Samuel Landy Family Limited Partnership; (d) 12,544 Shares held in Mr. Landy’s 401(k) Plan; and (d) 125,000 Shares issuable upon exercise of stock options.  Excludes 50,000 Shares issuable upon exercise of stock option, which stock option is not exercisable until  1/9/2007.

(7)

Includes 135,614 Shares held by Mitchell Partners in which Mr. Mitchell has a beneficial interest.

(8)

Includes 50,563 Shares owned by Mr. Molke’s wife.

(9)

Includes 56,878 Shares held by Rothenberg Investments, Ltd. in which Dr. Rothenberg has a beneficial interest.

(10)

Includes 48,492 Shares held by Sampco Ltd. in which Mr. Sampson has a beneficial interest.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table shows compensation paid by the Company to its Chairman of the Board, President and Vice President for services rendered during the fiscal years ended December 31, 2005, 2004 and 2003.  There were no other executive officers whose aggregate cash compensation exceeded $100,000.

Name and			Annual Compensation
Principal Position	Year	Salary	Bonus	All Other	Options

Eugene W. Landy	2005	$175,000	$ -0-	$36,931 (2)	-0-
Chairman of the	2004	175,000	-0-	19,430 (1)	-0-
Board	2003	150,000	-0-	35,776 (2)	-0-

Samuel A. Landy	2005	329,922	60,689	24,465 (3)	50,000
President	2004	314,212	37,035	23,965 (3)	25,000
	2003	299,250	54,862	23,085 (3)	25,000

Anna T. Chew	2005	214,412	20,247	25,470 (3)	10,000
Vice President	2004	194,920	17,497	24,268 (3)	10,000
	2003	177,200	16,194	19,631 (4)	10,000

(1)

Represents Director’s fees and fringe benefits.

(2)

Represents Director’s fees, legal fees and fringe benefits.

(3)

Represents Director’s fees, fringe benefits and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

(4)

Represents Directors’ fees and discretionary contributions by the Company to the Company’s 401(k) Plan allocated to an account of the named executive officer.

Compensation of Directors

The Directors received a fee of $1,500 for each Board meeting attended and an additional fixed annual fee of $10,000 payable $2,500 quarterly.  Directors appointed to committees received $150 for each meeting attended.  Those specific committees are Compensation Committee, Audit Committee and Nominating Committee.

Stock Option Plan

On August 14, 2003, the shareholders approved and ratified the Company’s 2003 Stock Option Plan (the 2003 Plan) authorizing the grant to officers, directors and key employees of options to purchase up to 1,500,000 shares of common stock.  All options are exercisable one year from the date of grant.  The option price shall not be below the fair market value at date of grant.  If options granted under the 2003 Plan expire or terminate for any reason without having been exercised in full, the Shares subject to, but not delivered under, such options shall become available for additional option grants under the 2003 Plan.  This Plan replaced the Company’s 1994 Stock Option Plan which, pursuant to its terms, terminated December 31, 2003.  The outstanding options granted under this plan remain outstanding until exercised, forfeited or expired.

The following table sets forth, for the executive officers named in the Summary Compensation Table, information regarding individual grants of stock options made during the year ended December 31, 2005:

Name	Options Granted	Granted to Employees	Price Per Share	Expiration Date	Grant Date Present Value (1)

Samuel A. Landy	43,600	48%	$15.62	02/01/13	$61,912
Samuel A. Landy	6,400	7%	17.19	02/01/13	7,296
Anna T. Chew	10,000	11%	15.05	07/18/13	12,600

(1)

These values were established using the Black-Scholes stock option valuation model. The following weighted-average assumptions were used in the model: expected volatility of 19.04%, risk-free interest rate of 4.01%, dividend yield of 6.35%, and expected life of the options of eight years. The actual value of the options will depend upon the performance of the Company during the period of time the options are outstanding and the price of the Company’s common stock on the date of exercise.

The following table sets forth for the executive officers named in the Summary Compensation Table, information regarding stock options outstanding at December 31, 2005:

					Value of
			Number of Unexercised		Unexercised Options
	Shares	Value	Options at Year-End		At Year-End
Name	Exercised	Realized	Exercisable/Unexercisable		Exercisable/Unexercisable

Eugene W. Landy	50,000	$382,500	-0-	-0-	$ -0-	$ -0-
Samuel A. Landy	50,000	$362,687	100,000/	50,000	$213,438/	$12,208
Anna T. Chew	16,000	$73,900	24,000/	10,000	$50,700/	$8,500

Employment Agreements

The Company has an Employment Agreement with Mr. Eugene W. Landy, Chairman of the Board.  Under this agreement, Mr. Landy received an annual base compensation of $150,000 (as amended) plus bonuses and customary fringe benefits, including health insurance, participation in the Company’s 401(k) Plan, stock options, five weeks’ vacation and use of an automobile.  Additionally, there may be bonuses voted by the Board of Directors.  The Employment Agreement is terminable by either party at any time subject to certain notice requirements.  On severance of employment by the Company, Mr. Landy will receive severance of $450,000, payable $150,000 on severance and $150,000 on the first and second anniversaries of severance.  In the event of disability, Mr. Landy’s compensation will continue for a period of three years, payable monthly.  On retirement, Mr. Landy will receive a pension of $50,000 a year for ten years, payable in monthly installments.  In the event of death, Mr. Landy’s designated beneficiary will receive $450,000, $100,000 thirty days after death and the balance one year after death.  The Employment Agreement automatically renews each year for successive one-year periods.  Effective January 1, 2004, this agreement was amended to increase Mr. Landy's annual base compensation to $175,000.  Additionally, Mr. Landy's pension benefit of $50,000 per year has been extended for an additional three years.

Effective January 1, 2005, the Company and Samuel A. Landy entered into a three-year Employment Agreement under which Mr. Samuel Landy receives an annual base salary of $329,922 for 2005, $346,418 for 2006 and $363,739 for 2007 plus bonuses and customary fringe benefits.  Bonuses are at the discretion of the Board of Directors and are based on certain guidelines.  Mr. Samuel Landy will also receive four weeks vacation, use of an automobile, and stock options for 50,000 shares in each year of the contract.  On severance by the Company, Mr. Samuel Landy is entitled to one year’s salary.  In the event of disability, Mr. Samuel Landy will receive lost wages from a disability insurance policy.

Effective January 1, 2003, the Company and Anna T. Chew entered into a three-year Employment Agreement.  Ms. Chew will receive an annual base salary of $177,200 for 2003, plus bonuses and customary fringe benefits.  Each year Ms. Chew will receive a 10% increase in her base salary.  On severance by the Company, Ms. Chew is entitled to an additional one year’s salary.  In the event of disability, Ms. Chew will receive lost wages from a disability insurance policy.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Overview and Philosophy

The Company has a Compensation Committee consisting of two independent outside Directors.  This Committee is responsible for making recommendations to the Board of Directors concerning executive compensation.  The Compensation Committee takes into consideration three major factors in setting compensation.

The first consideration is the overall performance of the Company.  The Board believes that the financial interests of the executive officers should be aligned with the success of the Company and the financial interests of its shareholders.  Increases in funds from operations, the enhancement of the Company's equity portfolio, and the success of the Dividend Reinvestment and Stock Purchase Plan all contribute to increases in stock prices thereby maximizing shareholders' return.

The second consideration is the individual achievements made by each officer.  The Company is a small real estate investment trust (REIT).  The Board of Directors is aware of the contributions made by each officer and makes an evaluation of individual performance based on their own familiarity with the officer.

The final criterion in setting compensation is comparable wages in the industry.  In this regard, the REIT industry maintains excellent statistics.

Evaluation

Mr. Eugene Landy is under an employment agreement with the Company.  His base compensation under his amended contract was increased in 2004 to $175,000 per year.  (The Summary Compensation Table for Mr. Eugene Landy shows a salary of $175,000 and $36,931 in director’s fees, legal fees and fringe benefits).

The Committee also reviewed the progress made by Mr. Samuel A. Landy, President, including funds from operations.  Mr. Samuel Landy is under an employment agreement with the Company.  His base compensation under this contract is $329,922 for 2005.  Mr. Samuel Landy also received bonuses totaling $60,689.  These bonuses were primarily based upon his meeting certain performance goals as outlined in his employment agreement.

Compensation Committee:

James E. Mitchell

Richard H. Molke

Eugene Rothenberg

Robert G. Sampson

REPORT OF THE AUDIT COMMITTEE

The Board of Directors adopted a written charter for the Audit Committee.

The Company has an Audit Committee consisting of three “independent” Directors, as defined by the listing standards of the AMEX.  The Audit Committee’s role is to act on behalf of the Board of Directors in the oversight of all material aspects of the Company’s reporting, internal control and audit functions.

We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2005.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, “Independence Discussions with Audit Committees”, and have discussed with the auditors the auditors’ independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Fees Billed by Independent Auditors

KPMG LLP (KPMG) served as the Company’s independent registered public accountants for the years ended December 31, 2004 and 2003 and the first quarter of fiscal 2005.  The following are the fees billed by KPMG in connection with services rendered:

	2005	2004

Audit Fees	$14,500	$155,000
Audit Related Fees	-0-	6,500
Tax Fees	-0-	50,750
All Other Fees	-0-	-0-
Total Fees	$14,500	$212,250

Reznick Group (Reznick) served as the Company’s independent registered public accountants for the year ended December 31, 2005.  The following are fees billed by and accrued to Reznick in connection with services rendered:

	2005	2004

Audit Fees	$108,200	$ -0-
Audit Related Fees	-0-	-0-
Tax Fees	41,800	-0-
All Other Fees	-0-	-0-
Total Fees	$150,000	$ -0-

Audit fees include professional services rendered for the audit of the Company’s annual financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q.  Audit fees also include services that are normally provided by the Company’s independent registered public accounting firm in connection with statutory and regulatory filings, such as consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Tax fees include professional services rendered for the preparation of the Company’s federal and state corporate tax returns and supporting schedules as may be required by the Internal Revenue Service and applicable state taxing authorities.  Tax fees also include other work directly affecting or supporting the payment of taxes, including planning and research of various tax issues.

Audit Committee Pre-Approval Policy

The Audit Committee has adopted a policy for the pre-approval of audit and permitted non-audit services provided by the Company’s principal independent registered public accounting firm.  The policy requires that all services provided by our principal independent registered public accounting firm to the Company, including audit services, audit-related services, tax services and other services, must be pre-approved by the Committee.  The pre-approval requirements do not prohibit day-to-day normal tax consulting services, which matters will not exceed $10,000 in the aggregate.

The Audit Committee has determined that the provision of the non-audit services described above is compatible with maintaining KPMG and Reznick’s independence.

Audit Committee:

James E. Mitchell

Richard H. Molke

Eugene Rothenberg

COMPARATIVE STOCK PERFORMANCE

The line graph compares the total return of the Company’s common stock for the last five years to the NAREIT Composite (previously ALL REIT) Total Return Index published by the National Association of Real Estate Investment Trust (NAREIT) and to the S&P 500 Index for the same period.  The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices.  The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.

350
300
250
200
150
100
50
0
DOLLARS
2000
2001
2002
2003
2004
2005
YEAR ENDED DECEMBER 31,
UNITED MOBILE HOMES, INC.
NAREIT COMPOSITE
S & P 500

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company operates as part of a group of three public companies (all REITs) which includes the Company, Monmouth Real Estate Investment Corporation (MREIC) and Monmouth Capital Corporation (MCC), (collectively, the affiliated companies).  Some general and  administrative expenses are allocated among the affiliated companies based on use or services provided.  Allocations of salaries and benefits are made based on the amount of the employees’ time dedicated to each affiliated company.

There are two Directors of the Company who are also Directors and shareholders of MREIC, and there are four Directors of the Company who were also Directors and shareholders of MCC.

Transactions with Monmouth Real Estate Investment Corporation

The Company has purchased shares of MREIC common stock primarily through MREIC’s Dividend Reinvestment and Stock Purchase Plan.  During 2004 and 2003, the Company sold in the open market 745,250 and 50,000 shares, respectively of MREIC and recorded a gain on sale of $1,499,332 and $131,727, respectively.

Transactions with Monmouth Capital Corporation and Subsidiary

The Company has purchased shares of MCC common stock primarily through MCC’s Dividend Reinvestment and Stock Purchase Plan .

During 2003, the Company invested $1,000,000 in the convertible debenture private placement offering of MCC (the MCC 2003 Debenture).  The MCC 2003 Debenture pays interest at 8% and is convertible into 166,667 shares of common stock of MCC at any time prior to redemption or maturity.  The MCC 2003 debenture matures on October 23, 2013.

During 2005, the Company invested $5,000,000 in the convertible debenture private placement offering of MCC (the MCC 2005 Debenture).  The MCC 2005 Debenture pays interest at 8% and is convertible into 666,667 shares of common stock of MCC at any time prior to redemption or maturity.  The MCC 2005 convertible debenture matures on March 30, 2015.

During 2005, 2004 and 2003, the Company purchased from MCC at its cost, 4, 3 and 4 homes, respectively totaling $79,305, $64,824 and $78,195, respectively to be used as rental homes.

During 2005, 2004 and 2003, the Company financed/refinanced certain loans on sales made by MCC to third parties.  These loans are secured by manufactured homes.  The total amount financed amounted to $10,500, $70,150 and $307,746 during 2005, 2004 and 2003, respectively.

Other Matters

Prior to the adoption of Sarbanes Oxley Act of 2002, Section 202, prohibiting loans to directors and executive officers, the board of Directors of the Company granted Samuel A. Landy, President, loans in accordance with his Employment  Agreement.  At December 31, 2005 and 2004, the Company had loans outstanding from Mr. Samuel A. Landy totaling $-0- and 264,650, respectively.  The interest rate on these loans ranged from 6.36% to 7.86%.  Interest earned on these loans during 2005, 2004 and 2003 amounted to $12,108, 44,419 and 65,401, respectively.

There is no family relationship between any of the Directors or executive officers of the Company, except that Samuel A. Landy and Michael P. Landy are the sons of Eugene W. Landy, the Chairman of the Board of the Company.

Eugene W. Landy and Samuel A. Landy are partners in the law firm of Landy & Landy, which firm, or its predecessor firms, have been retained by the Company as legal counsel since the formation of the Company, and which firm the Company proposes to retain as legal counsel for the current fiscal year.  The Company now uses outside counsel for most of the legal services required.  The New Jersey Supreme Court has ruled that the relationship of directors also serving as outside counsel is not per se improper, but the attorney should fully discuss the issue of conflict with the other directors and disclose it as part of the proxy statement so that shareholders can consider the conflict issue when voting for or against the attorney/director nominee.

The Company has employment agreements with certain executive officers, which in addition to base compensation, bonuses and fringe benefits, provides for specified retirement benefits.  The Company has accrued these benefits on a present value basis over the terms of the agreements.   Amounts accrued under these agreements were $697,058 and $747,058 at December 31, 2005 and 2004, respectively.

In August, 1999, the Company entered into a lease for its corporate offices.  The lease is for a five-year term at market rates with monthly lease payments of $12,000, plus its proportionate share of real estate taxes and common area maintenance. The lessor of the property is owned by certain officers and directors of the Company.  The lease payments and the resultant lease term commenced on May 1, 2000.  Approximately 50% of the monthly lease payment of $12,000, plus its proportionate share of real estate taxes and common area maintenance is reimbursed by other related entities utilizing the leased space (MREIC and MCC).  On May 1, 2005, the Company renewed this lease for an additional five-year term.  The monthly lease payment was increased to $15,000, plus its proportionate share of real estate taxes and common area maintenance.

COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s Officers and Directors, and persons who own more than 10% of the Company’s Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.  Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the fiscal year, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

OTHER MATTERS

The Board of Directors knows of no other matters other than those stated in this Proxy Statement which are to be presented for action at the Annual Meeting.  If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies.  Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended December 31, 2005 (as filed with the Securities and Exchange Commission), including the financial statements and schedules thereto.  All such requests should be directed to UMH Properties, Inc., Attention:  Shareholder Relations, Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, NJ 07728.

SHAREHOLDER PROPOSALS

In order for Shareholder Proposals for the 2007 Annual Meeting of Shareholders to be eligible for inclusion in the Company’s 2007 Proxy Statement, they must be received by the Company at its office at Juniper Business Plaza, 3499 Route 9 North, Suite 3-C, Freehold, New Jersey 07728 not later than February 2, 2007.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Elizabeth Chiarella

Elizabeth Chiarella

           Secretary

Dated:  May 26, 2006

Important:  Shareholders can help the Directors avoid the necessity and expense of sending follow-up letters to insure a quorum by promptly returning the enclosed proxy.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.  You are earnestly requested to sign and return the enclosed proxy in order that the necessary quorum may be represented at the meeting.  The enclosed addressed envelope requires no postage and is for your convenience.